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RENT-WAY, INC.                                                      FORM 10-QSB
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EXHIBIT 11

COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                                 FOR THE                    FOR THE
                                                                           THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                                 JUNE 30,                   JUNE 30,
                                                                            1996         1995          1996          1995
                                                                            ----         ----          ----         ----
                                                                               (UNAUDITED)                (UNAUDITED)
PRIMARY

Net income                                                              $  802,600    $  269,314    $1,931,672    $  649,489
Less preferred stock dividend requirements                                 (19,250)        -          (109,357)        -
                                                                        ----------    ----------    ----------    ----------

         Net income for primary earnings per common share               $  783,350    $  269,314    $1,822,315    $  649,489

Weighted average number of common shares                                 6,356,624     3,798,834     4,947,191     3,776,942
    outstanding during the period

Add - common equivalent shares (determined using the
     "treasury stock" method) representing shares issuable
     upon exercise of stock options stock warrants and
     escrowed shares                                                       765,094       395,336       584,576       297,435
                                                                        ----------    ----------    ----------    ----------

Weighted average number of shares used in
    calculation of primary income per share                              7,121,717     4,194,170     5,531,767     4,074,377
                                                                        ==========    ==========    ==========    ==========

Primary income per common share                                         $     0.11    $     0.06    $     0.33    $     0.16
                                                                        ==========    ==========    ==========    ==========


FULLY DILUTED

Net income                                                              $  783,350    $  269,314    $1,822,315    $  649,489
                                                                        ==========    ==========    ==========    ==========

Weighted average number of common shares
    outstanding during the period                                        6,356,624     3,798,834      4,947,191    3,776,942

Add - incremental shares representing:
    Shares issuable upon exercise of stock options, stock warrants
       and escrowed shares included in primary calculation above           765,094       395,336       584,576       297,435
    Shares issuable upon exercise of stock options, stock warrants
       and escrowed shares based on year end market prices                  31,817        15,456       212,193       113,355
                                                                        ----------    ----------    ----------    ----------
Weighted average number of shares used in
       calculation of fully diluted income
       per share                                                         7,153,534     4,209,626     5,743,960     4,187,732
                                                                        ==========    ==========    ==========    ==========
Fully diluted income per common share                                   $     0.11    $     0.06    $     0.32    $     0.16
                                                                        ==========    ==========    ==========    ==========

Note: Share amounts for the three and nine months ended June 30, 1995 have been restated to reflect a three-for-two stock split in the form of a 50% stock dividend to shareholders of record on August 4, 1995 and the shares released from escrow related to the D.A.M.S.L. Corp. acquisition.

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